Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND
GENERAL RELEASE OF CLAIMS

This Confidential Separation Agreement and General Release of Claims (“Agreement”) is entered into by KOJI SHINOHARA (“Employee”) and KURA SUSHI USA, INC., a Delaware corporation (“Employer”).

WHEREAS, Employee’s employment with Employer will end, effective November 30, 2020; and

WHEREAS, Employer and Employee desire to end their employment relationship in a manner mutually beneficial to both Parties.

NOW, THEREFORE, in consideration of the terms, conditions, and promises set forth herein, the Parties agree as follows:

TERMS

1.Resignation of Employment. Employee’s last day of employment with Employer was November 30, 2020 (“Resignation Date”). Employee will be paid all of his final wages as of the Resignation Date, including any unused accrued vacation.

2.No Admission of Liability. Employer and Employee agree that nothing in this Agreement is an admission or evidence of any wrongdoing. This Agreement may not be introduced into evidence except in a proceeding to enforce it.

3.Severance Pay. In consideration of Employee’s promises and releases in this Agreement, Employer agrees to provide Employee with severance pay in the lump sum amount of $240,000 (Two Hundred Forty Thousand Dollars and No Cents) less all applicable withholdings required by law (“Severance Pay”), which is the equivalent of one year of Employee’s annual base salary. The Severance Pay will be payable within 30 business days after the Effective Date of this Agreement (defined in Section 19.2 below), and provided that Employee continues to comply in all material respects with this Agreement.

4.Benefits. In further consideration of Employee’s promises and releases in this Agreement, Employer agrees to provide Employee with COBRA coverage premium pay in the lump sum amount of $13,758.57 (Thirteen Thousand Seven Hundred Fifty Eight Dollars and Fifty Seven Cents) (“COBRA Premium Pay”), which is the equivalent of twelve (12) months of Employee’s out-of-pocket expense for continuing health benefits under COBRA, or state law equivalent, through November 30, 2021, provided that Employee timely elects COBRA coverage. Employee will be notified in writing of the benefits that may be continued under COBRA and of the terms, conditions, and limitations of such continuance. In addition, and notwithstanding his resignation, Employee may be eligible to receive Unemployment Insurance Benefits, any claim for which Employer will not contest.

5.Entire Compensation. Employee agrees that the Severance Pay, COBRA Premium Pay and Employer’s promise not to contest any claim for Unemployment Insurance Benefits by

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

Employee, as provided in paragraphs 3 and 4, will be the entire consideration provided to him under this Agreement, and that he will not seek any further remuneration from Employer for any other wages, damages, injuries, penalties, expenses, actions, attorneys’ fees or costs either individually or as part of a class in connection with the matters encompassed by the Agreement and/or arising out of his employment relationship with Employer and/or the termination thereof.

6.No Filings. Employee represents that he has not filed any action, claim, charge, or complaint against Employer, with any local, state, or federal agency or in any court.

7.Accord and Satisfaction. As a material condition to the Consideration Employee receives under this Agreement, Employee represents and warrants that he has been paid for all hours worked, that he has been paid for all accrued and unused vacation, that he has received all compensation (including but not limited to all salary, bonuses, incentive stock options, and all compensation pursuant to any short-term incentive plans, equity incentive plans and employee benefits plans) to which he is entitled, that he has been reimbursed for all expenses to which he is entitled, and that he received all accurate itemized wage statements to which he is entitled. To the extent any other compensation and/or benefits other than under this Agreement may exist or be claimed to exist for Employee, this Agreement and the consideration hereunder expressly are agreed to and will constitute an accord and satisfaction of any and all such claims and/or obligations.

8.Complete Releases.

8.1.Employer, for itself and each of its past, present and future parents, subsidiaries, affiliates, divisions, companies, joint ventures, and entities or individuals acting under, by, through, or in concert with Employer, including but not limited to its past and present owners, officers, directors, board members, employees, shareholders, insurers, agents, and attorneys and their respective predecessors, successors and assigns, releases, acquits, and forever discharges Employee and his heirs, representatives, agents, attorneys, executors, administrators, successors, and assigns (all of whom are herein collectively referred to as “Shinohara Releasees”), from any and all actions, causes of action, grievances, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys’ fees and costs), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date Employer signs this Agreement, including, but not limited to any claims or causes of action arising out of or in any way relating to Employee’s employment with Employer and/or the termination thereof.

8.2.Employee, for himself and his heirs, representatives, agents, attorneys, executors, administrators, successors and assigns, releases, acquits, and forever discharges Employer and each of its past, present and future parents, subsidiaries, affiliates, divisions, companies, joint ventures, and entities or individuals acting under, by, through, or in concert with Employer, including but not limited to each of their respective past and present owners, officers, directors, board members, employees, shareholders, insurers, agents, and attorneys and their respective predecessors, successors and assigns (all of whom are herein collectively referred to as “Kura Sushi Releasees”), from any and all actions, causes of action, grievances, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

attorneys’ fees and costs), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date Employee signs this Agreement, including, but not limited to any claims or causes of action arising out of or in any way relating to Employee’s employment with Employer and/or the termination thereof.

Employee agrees that this release of claims includes, but is not limited to, claims that Employer or any of the Kura Sushi Releasees:

8.3.Violated or breached any personnel policies, handbooks, contracts of employment (oral or written), implied contracts, any other contracts or agreements, bonus or incentive plans, severance pay agreements, confidentiality agreements, or covenants of good faith and fair dealing.

8.4.Discriminated against, retaliated against, or harassed Employee on the basis of age, race, color, sex, national origin, ancestry, disability, medical condition, religion, marital status, parental status, sexual orientation, veteran status, entitlement to benefits, or any other characteristic protected by any applicable local, state or federal law, ordinance or regulation, including but not limited to the California Fair Employment and Housing Act, the California Unruh Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1966, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (the “ADEA”), the Americans with Disabilities Act, the Family Medical Leave Act, the California Constitution, the California Labor Code, the California Government Code, and the California Civil Code.

8.5.Violated public policy or common law, including but not limited to claims for retaliatory discharge, whistleblowing, hiring or supervision, severance pay, breach of contract, wrongful termination, tort, personal injury, invasion of privacy, defamation, intentional infliction of emotional distress, negligent infliction of emotional distress, adverse employment/personnel action, intentional interference with contract, negligence, detrimental reliance, concealment, fraud, misrepresentation, and/or promissory estoppel or any other common law tort, battery or contract causes of action.

8.6.Violated any other federal, state or local law, ordinance or regulation, including but not limited to any claim for wages and/or penalties under the California Labor Code, claim to entitlement to any pay, claim to attorneys’ fees and/or costs incurred, wrongful denial of disability benefits or retirement benefits under Employer benefit plans, the Employee Retirement Income Security Act, the National Labor Relations Act, the Industrial Welfare Commission, the California Family Rights Act, and/or California Business & Professions Code section 17200.

9.Release of Age Claims. Employee understands that the release set forth above includes a release and waiver of any claims Employee may have under the ADEA against the Kura Sushi Releasees prior to and including the date this Agreement is executed by Employee.  Employee understands that the ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans. Employee acknowledges that he has been given a reasonable period of time to consider this Agreement and the release paragraph. Employee further understands that by signing this Agreement he is in fact waiving, releasing and

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

forever giving up any claim under the ADEA (subject to the Revocation Period set forth in Paragraph 19) that may have existed on or prior to the date upon which Employee executes this Agreement.

10.Claims Not Released. This Agreement does not release: (i) any claims for reimbursement of business expenses owed to Employee pursuant to California Labor Code § 2802, provided, however, that Employee hereby represents that all necessary expenditures or losses covered by § 2802 have been submitted in accordance with Employer’s policy prior to the date Employee signs this Agreement; (ii) any pending claims for workers’ compensation benefits that have been submitted in writing to Employer prior to November 30, 2020; (iii) any claim for unemployment compensation; and (iv) Employee’s right to enforce this Agreement. This Agreement also does not release any other claim or abridge any legal right that as a matter of law cannot be released or abridged by private agreement between Employer and Employee.

11.Government Agencies; Waiver of Money Damages. Nothing in this agreement (including without limitation the confidentiality and non-disparagement provisions) limits Employee’s right, where applicable, to file or participate in an investigative proceeding of any federal, state, self-regulatory or local governmental agency, provided however, that by signing this Agreement, Employee waives the right to seek or receive any monetary damages or individual relief based upon any claim that might be asserted arising out of Employee’s employment with Employer. Notwithstanding the foregoing sentence, nothing within this paragraph limits Employee’s right to receive any award for information provided to the Securities and Exchange Commission in connection with any whistleblower action to report possible violations of the securities laws.

12.Workers’ Compensation. Employee expressly represents and warrants that he has not suffered a workplace injury and has no intention of filing and/or pursuing any claim for workers’ compensation benefits against Employer. Employer expressly relies on Employee’s representation as a material inducement to enter into this Agreement.

13.General Release Extends to Both Known and Unknown, Suspected and Unsuspected Claims. Employee irrevocably and unconditionally releases all claims he may have against Employer or any of the Kura Sushi Releasees prior to the date of execution of this Agreement. Therefore, Employee’s general release is intended to be effective as a general release of and bar to all claims stated in Paragraph 8, including claims that Employee knows about or suspects, as well as those that Employee does not know about or does not suspect. Employee understands the significance of this release of unknown and unsuspected claims and his waiver of statutory protection against a release of unknown and/or unsuspected claims. Employee expressly waives any rights he may have under California Civil Code section 1542, or similar statutes.  Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

14.Employee Covenants.

14.1Confidentiality/Non-Disclosure of This Agreement. Employee will keep confidential and not publicize or disclose the amount of the Severance Pay, COBRA Premium Pay, or the terms of this Agreement in any manner whatsoever except as necessary to effectuate the terms of the Agreement, other than to the following: (1) his spouse; (2) his attorneys; (3) his accountants; (4) his tax consultants or financial advisors; (5) his physician(s) or therapist(s) in a confidential physician-patient communication; (6) an agency of the United States or California government, including, but not limited to, Medicare, Social Security, and/or the Employment Development Department; and (7) such other representatives or entities required by law and/or court order. With respect to those referred to in subparts (1) through (5), Employee agrees that he will inform them that the information is strictly confidential and may not be reviewed, discussed or disclosed, orally or in writing with any other person, organization or entity.

If Employee is required by law or court order to disclose this Agreement, Employee must notify Employer in writing at least seven (7) business days prior to the disclosure to provide it with the opportunity to object to the disclosure unless the court or agency requiring the disclosure prohibits him from doing so. Such written notification shall be sent to:

Squire Patton Boggs (US) LLP

555 S. Flower Street, 31st Floor

Los Angeles, CA, 90071

Attention: Hiroki Suyama, Esq.

hiroki.suyama@squirepb.com

Employee agrees to cooperate with Employer should Employer decide to object to the disclosure of the terms of this Agreement and/or the amount of consideration. This confidentiality agreement specifically includes, but is not limited to, an obligation, on the part of Employee and his attorneys and other representatives and his family members, not to disclose, or cause to be disclosed, the terms of the Agreement to any current or former employee of Employer or any affiliate of Employer, or to any individual associated with the press or media. Employee agrees that he shall be responsible and liable for making any disclosure prohibited by this Paragraph.  Nothing in this agreement is intended to or will be used in any way to limit employees’ rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.

14.2Confidential Information. Employee will not, except as authorized by Employer in writing or as required by any law, rule, or regulation after providing prior written notice to Employer within sufficient time for Employer to object to production or disclosure or quash subpoenas related to the same, directly or indirectly, use for his benefit or for the benefit of others, or disclose to any other person, firm, or company, any secret or confidential and proprietary information, knowledge or data of Employer or that of third parties obtained by Employee during the period of his employment with Employer. “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions,

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or any of its affiliates or businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Employee understands and agrees that Confidential Information includes information developed by him in the course of his employment by Employer as if Employer furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Employee; provided that, such disclosure is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.

14.3.Disclosure of Trade Secrets. Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

14.4.Use of Trade Secret Information in Anti-Retaliation Lawsuit. If Employee files a lawsuit against Employer for retaliation by Employer for reporting by Employee of a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

14.5Non-Disparagement. The Parties will not make any disparaging or defamatory comments about each other. Specifically, Employee agrees not to disparage any Kura Sushi Releasees, its or their officers, directors, employees or agents, or concerning its or their businesses, products, services, methods of doing business, or employment practices. Likewise, Employer agrees not to disparage any Shinohara Releasees, heirs, agents or representatives concerning Employee’s personal affairs, employment, or business practices. This is not intended

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

in any way to prohibit, limit or otherwise restrict the Parties’ truthful statements or testimony as required by law at any deposition, hearing, or other legal proceeding.

14.6Return of Documents and Property. Any documents and property in any way related to Employer and/or its businesses remain the sole and exclusive property of Employer.  Employee will immediately return to Employer all such documents and property in his possession including, but not limited to, any office keys, Employer issued technology devices, e.g., phones and laptops, electronic storage devices, e.g., thumb and flash drives, and all Employer sales, marketing, promotional, and other materials and documents.

14.7Cooperation. The Parties agree that certain matters in which Employee has been involved during Employee’s employment may need Employee’s cooperation with Employer in the future. Accordingly, for a period of 3 months after November 30, 2020, to the extent reasonably requested by Employer, Employee shall cooperate with Employer regarding matters arising out of or related to Employee’s service to Employer. Employer shall reimburse Employee for reasonable expenses incurred in connection with this cooperation.

15.Neutral Reference. Employee will direct any inquiries regarding his employment with Employer to Employer’s Human Resources Department for response, which will be limited to Employee’s dates of employment and last position held.

16.No Attorneys’ Fees and Costs. The Parties agree that they will bear their own respective costs and fees, including attorneys’ fees, in connection with the negotiation and execution of this Agreement.

17.No Representations. The Parties acknowledge that, except as expressly set forth herein, no representation of any kind or character has been made to induce the execution of this Agreement.

18.No Modification or Waiver. No modification or waiver of the terms of this Agreement will be effective unless it appears in a writing signed by all Parties to this Agreement.

19.Time Consideration and Revocation Period. Employee acknowledges and agrees that: (i) a written copy of this Agreement has been received by Employee and Employee has had adequate opportunity personally to review the contents of this Agreement; (ii) Employee fully understands its contents; (iii) Employee has been advised to consult an attorney before signing it; and (iv) Employee is entering into this Agreement knowingly, voluntarily and after any consultations with Employee’s attorney or other advisor as Employee deems appropriate.

19.1Employee has twenty-one (21) calendar days from receiving a written copy of this Agreement to consider this Agreement before signing it. Any modifications to this Agreement, whether material or immaterial, will not restart the 21-day period.

19.2Employee has seven (7) calendar days from the signature date to revoke it.  This Agreement will not become enforceable until the 7-day revocation period expires (the “Effective Date”), at which time it will become fully enforceable and irrevocable. If Employee chooses to revoke this Agreement, Employee must deliver to Employer, within the 7-day

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

revocation period, a signed notice of revocation delivered by electronic mail to Hiroki Suyama at hiroki.suyama@squirepb.com before the Effective Date:

If Employee revokes the Agreement, Employee will not be entitled to any Severance Payment or COBRA Premium Pay whatsoever.

20.Agreement is Voluntary. Employee understands and agrees that:

(a)He has had at an adequate opportunity to consider this Agreement before executing it and believes that this time period was sufficient to review and understand the Agreement;

(b) He has been advised and provided the opportunity to consult with an attorney at his own expense prior to executing this Agreement;

(c) He has carefully read and fully understands all of the provisions of this Agreement and is agreeing to be bound by them;

(d)He is, through this Agreement, releasing Employer and the other Kura Sushi Releasees from any and all claims he or his heirs may have against Employer and the other Kura Sushi Releasees, but is not releasing any claim that may arise after the execution of this Agreement;

(e) He knowingly and voluntarily agrees to all of the terms set forth in this Agreement, and intends to be legally bound by the same; and

(f)He has received Consideration for entering into this Agreement beyond which he would otherwise be legally entitled to receive at this time.

21.Jurisdiction and Venue. The Parties agree that any dispute regarding any aspect of this Agreement will be venued in Orange County Superior Court or in the United States District Court for the Central District of California located in Orange County, and the Parties each agree to submit to the personal jurisdiction of those two courts.

22.Waiver. The failure of Employer or Employee to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver thereof, or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

23.Severability. Should any provision in this Agreement be determined to be invalid, the validity of the remaining provisions will not be affected thereby, and the invalid provision will be deemed not to be part of this Agreement, and all remaining provisions will remain valid and enforceable.

24.Entire Agreement. This Agreement sets forth the entire agreement between the Parties and supersedes any prior agreements between the Parties pertaining to the subject matter of this Agreement.

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

25.Interpretation of Agreement. The language of all parts in this Agreement will be construed as a whole, according to fair meaning, and not strictly for or against either of the Parties.  The headings provided in underline are inserted for the convenience of the Parties and will not be construed to limit or modify the text of this Agreement.

26.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Furthermore, signatures delivered via email will have the same force and effect as the originals thereof, except that any Party has the right to insist on receipt of the original signature of the other Party before complying with its own obligations under this Agreement.

27.Governing Law. This Agreement will be interpreted under the laws of the State of California.

28.Voluntary Agreement. By their respective signatures, the Parties acknowledge that:  1) they have carefully read and fully understand all the provisions of this Agreement; 2) they are voluntarily entering into this Agreement with full knowledge of the rights they may be waiving; 3) they have entered into this Agreement based on their own judgment; and 4) they have not relied upon any representations or promises not contained in this Agreement.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THE AGREEMENT, HAVE HAD AN OPPORTUNITY TO CONSULT COUNSEL CONCERNING THIS AGREEMENT, AND KNOW AND UNDERSTAND ITS CONTENTS.

Date: December 1, 2020	KOJI SHINOHARA:

/s/ Koji Shinohara
By: Koji Shinohara

Date: December 1, 2020	KURA SUSHI USA, INC.

/s/ Hajime Uba
By: Hajime “Jimmy” Uba
Title: President and CEO

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS